                                       SCHEDULE A
                            AMENDED AS OF FEBRUARY 15, 2000

                       SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

                                        Form Numbers of Contracts
Name of Separate Account                Funded By Separate Account            Fidelity Fund (Class)
------------------------                --------------------------            ---------------------
Lincoln Life & Annuity Separate         LN650NY                               Growth Opportunities
Account R                                                                     - Service Class

Lincoln New York Account N              AN426NY                               Growth Opportunities
for Variable Annuities                                                        - Initial Class

Lincoln Life & Annuity Flexible         LN615NY - LNY                         Growth Opportunities
Premium Variable Life Account M                                               - Service Class


                                       SCHEDULE C
                            AMENDED AS OF FEBRUARY 15, 2000

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

AIM Variable Insurance Funds, Inc.

Alliance Variable Products Series Fund

American Variable Insurance Series (AVIS)

BT Insurance Funds Trust

Baron Capital Funds Trust

Delaware Group Premium Fund

Janus Aspen Series

Liberty Variable Investment Trust

Lincoln National Investments

MFS Variable Insurance Trust

Neuberger & Berman AMT

Templeton Variable Products Series Fund


















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


        IN WITNESS WHEREOF, each of the parties hereto has caused these Amendments to Schedules A and C to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

Date                                   LINCOLN LIFE & ANNUITY COMPANY
     -------------------------         OF NEW YORK

                                       By:
                                              ----------------------------
                                       Name:  Troy D. Panning
                                       Title: CFO/2nd Vice-President


Date                                   VARIABLE INSURANCE PRODUCTS FUNDS III
     -------------------------
                                       By:
                                              ----------------------------

                                       Name:
                                              ----------------------------

                                       Title:
                                              ----------------------------

Date                                   FIDELITY DISTRIBUTORS CORPORATION
     -------------------------
                                       By:    ----------------------------

                                       Name:
                                              ----------------------------

                                       Title:
                                              ----------------------------








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